EXHIBIT 99.1

                              [THE GOOD GUYS! LETTERHEAD]


                                                             PRESS RELEASE


                       Contact:  Robert A. Gunst
                                 President and Chief Executive Officer
                                 (415) 615-6060
                                 Keith Foxe
                                 Public Relations Manager
                                 (415) 615-6018

             FOR RELEASE AT 8:00 a.m. EASTERN TIME
             TUESDAY, JANUARY 23, 1996


                                THE GOOD GUYS! ANNOUNCES

                                 FIRST QUARTER RESULTS

             Brisbane (January 23, 1996)--THE GOOD GUYS! (NASDAQ: GGUY) today announced net earnings for its first fiscal quarter ended December 31, 1995 of $6.7 million, down from $8.6 million a year ago. Earnings per share were $.50 on 13.6 million weighted average shares outstanding, versus $.65 on
             13.3 million weighted average shares outstanding during the first quarter of fiscal 1995.

             As reported earlier, sales for the first quarter of fiscal 1996 were up 9% to a record $306.7 million, with comparable store sales declining 6%.

             Commenting on the Company's performance, Robert A. Gunst, President and Chief Executive Officer, said "The challenging retail environment during the first quarter of fiscal 1996 resulted in disappointing sales and earnings for the Company. Weak consumer demand and a highly promotional marketplace characterized this key holiday period. Notwithstanding the decline in same store sales, we believe that we were able to maintain market share as a result of THE GOOD GUYS! value-added marketing strategy.

             "As has been the case for over a year, personal computers represented a larger portion of our sales mix during the quarter, strongly contributing to the 1.4 percentage point drop in our gross profit margin versus last year, to 22.7%. However, despite our same store sales decline, we were able to hold SG&A costs to the same percentage of sales as last year through rigorous cost control. In addition, and






             importantly, our distribution and purchasing systems enabled us to manage our holiday season inventories in line with the decreased demand. In fact, at the end of the quarter, merchandise inventories were $11 million below last year, notwithstanding our eleven additional stores.

             "On the expansion front, we added four new stores during the first quarter; one in Las Vegas, one in Seattle, and two in Southern California. During the remainder of fiscal 1996, we plan to open seven to ten additional stores, all located within our existing four-state market area.

             "As we look forward, we see product trends that should drive the integration of the audio, video, computer, and communications products that we sell into new, exciting, but more complex consumer electronics products. This fall, for example, we expect to see the introduction of the initial new DVD hardware and software. This product evolution will increase the complexity of consumer electronics shopping, reinforcing the need for the value-added, knowledgeable service that store associates at THE GOOD GUYS! provide. We are confident that these trends, along with our strong consumer franchise in each of our markets, positions the Company well for continued growth in the future."

             The Company also announced that Ronald A. Unkefer, the founder and former Chief Executive Officer of the Company, was resigning as Chairman of the Board and as a Director to enable him to devote his full time and attention to other opportunities. Robert A. Gunst said, "We will miss very much Ron Unkefer's involvement with THE GOOD GUYS!. His contribution to the Company over the years has been invaluable."

             THE GOOD GUYS! is a leading specialty retailer of consumer electronics, marketing a broad range of high quality, name brand products through its 70 stores; 56 in California, eight in Washington, three in Oregon and three in Nevada.

                                     THE GOOD GUYS!
                                SELECTED FINANCIAL DATA
                                      (Unaudited)

             Quarter Ended December 31:         1995           1994

             Sales                          $306,715,000     $281,658,000
             Net Income                     $  6,728,000     $  8,601,000
             Average Shares                   13,581,000       13,286,000
             Earnings Per Share             $        .50     $        .65






     THE GOOD GUYS, INC.
     Condensed Statement of Income
     (Unaudited)

     (Amounts in thousands
     except per share data)                   Three Months Ended
                                  December 31, 1995         December 31, 1994
                                             % of                        % of
                                   Amount    Sales           Amount      Sales

     Net Sales                   $306,715   100.0          $281,658     100.0
     Cost of sales                236,955    77.3           213,702      75.9
                                 ________                  ________

     Gross profit                  69,760    22.7            67,956      24.1

     Selling, general and
      administrative expenses      58,439    19.0            53,724      19.1
                                 ________                  ________

     Income from operations        11,321     3.7            14,232       5.0
     Interest income
      (expense) - net                (45)   (0.0)             (132)     (0.0)
                                 ________                  ________

     Income before income taxes
                                   11,276     3.7            14,100       5.0
     Income taxes                   4,548     1.5             5,499       2.0
                                 ________                  ________

     Net income                  $  6,728     2.2          $  8,601       3.1
                                 ========                  ========

     Net income per share        $   0.50                  $   0.65
                                 ========                  ========

     Shares used in per share
      computation                  13,581                    13,286
                                 ========                  ========






          The GOOD GUYS, INC.
          Condensed Balance Sheets
          (Unaudited)
                                                             December 31
          (Amounts in thousands)                       1995           1994

          ASSETS

          Current Assets:
               Cash                                 $ 23,819       $ 20,302
               Receivables                            42,467         36,526
               Inventories                           168,825        179,819
               Prepaid assets                          8,999          4,514
                                                    ________       ________


          Total Current Assets                       244,110        241,161


          Property and equipment, net                 57,049         52,302
          Other assets                                 2,384          4,132
                                                    ________       ________


          Total assets                              $303,543       $297,595
                                                    ========       ========


          LIABILITIES AND SHAREHOLDERS' EQUITY


          Current Liabilities:
               Accounts payable                     $104,627       $122,169
               Accrued expenses                       56,166         47,840
                                                    ________       ________


          Total current liabilities                  160,793        170,009

          Shareholders' equity                       142,750        127,586
                                                    ________       ________


          Total liabilities and shareholders'
           equity                                   $303,543       $297,595
                                                    ========       ========